Exhibit 10.39

EXECUTION VERSION

April 4, 2016

Violin Memory, Inc.

4555 Great American Parkway, Suite #150

Santa Clara, CA 95054

Attn: Cory J. Sindelar, Chief Financial Officer

Re:	Amendment Agreement (this “Letter Agreement”) relating to that certain Credit Agreement, dated as of October 24, 2014, among Violin Memory, Inc., a Delaware corporation (the “Borrower”), the sole Lender named therein as a party thereto, and Silicon Valley Bank, a California corporation, in its capacity as administrative agent for such sole Lender (in such capacity, the “Administrative Agent”) (as amended prior to the date hereof, the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

Dear Mr. Sindelar:

The Borrower has requested that the Administrative Agent and the sole Lender agree to amend the Credit Agreement in the manner specified herein. The Administrative Agent and the sole Lender have agreed to so amend the Credit Agreement, subject to the terms and conditions set forth herein.

Accordingly, subject to the satisfaction of the conditions to effectiveness described in Section 4 hereof, the parties hereto hereby agree as follows:

1. Amendment to Credit Agreement. With effect from and after the Effective Date, the Credit Agreement shall be amended as follows:

(a) The definition of “Consolidated Quick Assets” appearing in Section 1.1 of the Credit Agreement shall be amended by replacing the amount “$30,000,000” appearing therein with the amount “$20,000,000”.

(b) The definition of “Liquidity Event” appearing in Section 1.1 of the Credit Agreement shall be amended by replacing the amount “$50,000,000” appearing therein with the amount “$25,000,000”.

(c) The definition of “Non-Formula-Based Revolving Availability Period” appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Non-Formula-Based Revolving Availability Period” subject to the limitations specified in Section 2.4, and with respect to any fiscal quarter period of the Borrower ending prior to November 5, 2016, the period commencing on the date occurring two days prior to the end of such fiscal quarter and ending on the date occurring two days after the end of such fiscal quarter; provided that, for the avoidance of doubt, no Non-

Formula-Based Revolving Loans may remain outstanding from and after November 5, 2016.

(d) The definition of “Non-Formula-Based Revolving Commitment” appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Non-Formula-Based Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Non-Formula-Based Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Non-Formula-Based Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as the amount of any such obligation may be (a) changed from time to time pursuant to the terms hereof (including in connection with assignments permitted hereunder and including pursuant to Section 2.10), or (b) limited by restrictions on availability set forth herein (including in Section 2.4). Notwithstanding the foregoing or anything to the contrary contained in any Loan Document, the amount of the “Non-Formula-Based Revolving Commitment” of each Lender shall be $0 from and after November 5, 2016.

(e) The definition of “Revenue Plan” appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Revenue Plan”: is (a) in respect of any fiscal quarter of the Borrower ending at any time on or prior to January 31, 2018, the projections (however designated) approved by the board of directors of the Borrower and delivered by the Borrower to the Administrative Agent on or about March 11, 2016 and (b) in respect of any fiscal quarter of the Borrower ending after January 31, 2018, the Projections for such fiscal quarter delivered by the Borrower to the Administrative Agent pursuant to Section 6.2(c).

(f) The definition of “Revolving Maturity Date” appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Revolving Maturity Date”: is the earlier to occur of (a) May 1, 2017 and (b) 91 days prior to the Permitted Convertible Indebtedness Maturity Date.

(g) Section 2.4(a) of the Credit Agreement shall be amended by replacing the amount “$20,000,000” appearing therein with the amount “$10,000,000”.

(h) Section 2.4(b) of the Credit Agreement shall be amended by replacing the amount “$20,000,000” appearing therein with the amount “$10,000,000”.

(i) Section 2.9(c) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(c) Revolving Facilities Fee. As additional compensation for the Total Revolving Commitments, the Co-Borrowers shall pay to the Administrative Agent for the account of the Lenders, a fee (the “Revolving Facilities Fee”), payable in advance on each anniversary of the Closing Date occurring on or before October 24, 2015 (but, for the avoidance of doubt, not on any anniversary of the Closing Date occurring after October 24, 2015), in an amount equal to the Revolving Facilities Fee Rate multiplied by $20,000,000.

(j) Section 2.12 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

2.12 Mandatory Prepayment. In the event that the Borrower objects to any percentage of forecasted revenues determined by the Required Lenders pursuant to and for purposes of testing the Borrower’s compliance with Section 7.2(b)(ii) in respect of any fiscal quarter of the Borrower ending after January 31, 2018, at the option of the Required Lenders, (a) the Commitments shall terminate forthwith and (b) the Borrower shall promptly (and in any event within five Business Days) pay in full all Obligations then outstanding under the Loan Documents.

(k) Section 6.8(g) of the Credit Agreement shall be amended by replacing the amount “$30,000,000” appearing therein with the amount “$20,000,000”.

(l) Section 6.10 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

6.10 Operating Accounts; Securities Accounts. By no later than the date occurring 60 days after the Closing Date, take all action required to maintain (a) the Borrower’s and its Subsidiaries’ primary domestic depository and operating accounts with SVB or with SVB’s Affiliates and (b) domestic Securities Accounts of the Borrower and its Subsidiaries’ with SVB or with SVB’s Affiliates. In addition, the Co-Borrowers shall ensure that the aggregate amount of all cash, Cash Equivalents and Investment Property at any time held in Deposit Accounts and Securities Accounts of the Borrower and its Subsidiaries located in foreign jurisdictions does not exceed $750,000, except to the extent that such amounts are related to Investments that are expressly permitted under Section 7.8(i) or Section 7.8(j).

(m) Section 7.1(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(a) Minimum Consolidated Quick Ratio. Permit the Consolidated Quick Ratio, determined as of the last day of any fiscal quarter of the Borrower, to be less than 1.25 to 1.00.

(n) Section 7.1(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(b) Minimum Performance to Plan. Permit the aggregate amount of revenues generated by the Borrower and its consolidated Subsidiaries during any fiscal quarter of the Borrower (other than the fiscal quarters ending on or about January 31, 2016, and April 30, 2016), as determined as of the last day of any such fiscal quarter, to be less than an amount equal to (i) with respect to any such fiscal quarter of the Borrower ending on or prior to January 31, 2018, 80% of the amount of consolidated revenues forecasted by the Borrower in the Revenue Plan delivered by the Borrower to the Administrative Agent in respect of such fiscal quarter pursuant to Section 6.2(c), and (ii) with respect to any such fiscal quarter of the Borrower ending at any time after January 31, 2018, the percentage (of the amount of consolidated revenues forecasted by the Borrower in the Revenue Plan delivered by the Borrower to the Administrative Agent in respect of such fiscal quarter pursuant to Section 6.2(c)) determined by the Required Lenders in their sole discretion based on their review of the Revenue Plan delivered by the Borrower pursuant to Section 6.2(c) in respect of such fiscal quarter; provided that (A) the Borrower hereby agrees to enter into, at the request of the Administrative Agent and at the sole cost of the Borrower, any amendments to this Agreement and the other Loan Documents that the Administrative Agent may reasonably deem to be necessary to give effect to the determination by the Required Lenders of any such percentage for any such fiscal quarter for purposes of this Section 7.1(b)(ii), and (B) the Borrower hereby agrees that (1) any failure by the Borrower to deliver a Revenue Plan in respect of any such fiscal quarter of the Borrower ending after January 31, 2018, pursuant to and in accordance with Section 6.2(c), shall constitute an immediate Event of Default under Section 8.1(c)(i), and (2) in the event that the Borrower objects to any determination by the Required Lenders of any such percentage of revenues in respect of any such fiscal quarter of the Borrower ending after January 31, 2018, at the option of the Required Lenders, the Commitments shall terminate and the Borrower shall be required to prepay the Loans and all other Obligations in accordance with Section 2.12.

(o) Section 8.1(c) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(c) (i) any Loan Party shall default in the observance or performance of any agreement contained in the proviso of the definition of “Consolidated Quick Assets”, Section 2.4(c), Section 2.8, Section 2.12, Section 5.3, Section 6.1, Section 6.3(c), clause (i) or (ii) of Section 6.5(a), Section 6.6(b), Section 6.8(a), Section 6.10, Section 6.16, Section 6.17 or any subsection of Section 7, or (ii) the Borrower shall fail to deliver Projections (also referred to as a “Revenue Plan”) in respect of any fiscal quarter of the Borrower ending after January 31, 2018, pursuant to and in accordance with Section 6.2(c) and Section 7.1(b)(ii) ; or

(p) Table of Contents. The Table of Contents to the Credit Agreement shall be updated to reflect any changes thereto that are occasioned by the amendments to the Credit Agreement contemplated herein.

(q) Schedule 1.1A of the Credit Agreement shall be amended and restated in its entirety in the form attached hereto as Exhibit A to this Letter Agreement.

(r) Attachment 3 to the form of Compliance Certificate set forth at Exhibit B to the Credit Agreement shall be amended and restated in its entirety in the form set forth in Exhibit B hereto.

2. Waiver of Commitment Reduction Fee. The Credit Agreement, before giving effect to the amendment thereto contemplated in Section 1 of this Letter Agreement, specifies in Section 2.10(c) that, in connection with any reduction of the Total Formula-Based Revolving Commitments, the Borrower shall pay, contemporaneously with such reduction, a fee equal to 4.50% of the aggregate amount by which the Total Formula-Based Revolving Commitments are so reduced (the “Commitment Reduction Fee”). The sole Lender has agreed to waive the requirement that the Borrower pay such Commitment Reduction Fee as a consequence of the reduction of the amount of the Total Formula-Based Revolving Commitments that is being made pursuant to Section 1(p) of this Letter Agreement; provided that the Borrower hereby acknowledges and agrees that, pursuant to Section 2.10(c) of the Credit Agreement (after giving effect to the amendments to the Credit Agreement contemplated in Section 1 hereof), any further reductions or terminations of the Total Formula-Based Revolving Commitments made after the date hereof shall be conditioned upon the payment by the Borrower of a prepayment fee in an amount equal to 4.5% of the aggregate amount by which the Total Formula-Based Revolving Commitments are so reduced or terminated.

3. Representations and Warranties. In order to induce the Administrative Agent and the sole Lender to amend the Credit Agreement in the manner specified in Section 2 hereof, the Borrower represents and warrants to the Administrative Agent and the sole Lender that:

(a) no Default or Event of Default exists immediately before or immediately after giving effect to the waiver contemplated in Section 1 above;

(b) the execution, delivery and performance by the Borrower of this Letter Agreement have been duly authorized by all necessary corporate or other action on the part of the Borrower and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable;

(c) this Letter Agreement and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower and each other applicable Loan Party and are enforceable against each of the Borrower and each such other applicable Loan Party in accordance with their respective terms, without defense, counterclaim or offset; and

(d) each of the representations and warranties made by the Borrower in or pursuant to any Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the date hereof, except to the extent that any such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

4. Conditions to Effectiveness. This Letter Agreement shall become effective as of the date (the “Effective Date”) upon which each of the following conditions precedent is satisfied:

(a) the Administrative Agent shall have received from the Borrower and the sole Lender duly executed original (or, if elected by the Administrative Agent, executed facsimiles followed promptly by executed originals) counterparts of this Letter Agreement;

(b) the Borrower shall have paid to the Administrative Agent, in immediately available funds, a loan modification fee in the amount of $5,000;

(c) the Administrative Agent shall have received from the Borrower an executed Formula-Based Revolving Loan Note, in substantially the form set forth at Exhibit H-1 to the Credit Agreement and otherwise in form and substance reasonably acceptable to the Administrative Agent, executed by the Borrower in favor of the sole Lender and reflecting as the original principal amount thereof the Total Formula-Based Revolving Commitments (after giving effect to the reduction thereof contemplated by Section 1(p) hereof;

(d) the Administrative Agent shall have received from the Borrower an executed Non-Formula-Based Revolving Loan Note, in substantially the form set forth at Exhibit H-2 to the Credit Agreement and otherwise in form and substance reasonably acceptable to the Administrative Agent, executed by the Borrower in favor of the sole Lender and reflecting as the original principal amount thereof the Total Non-Formula-Based Revolving Commitments (after giving effect to the reduction thereof contemplated by Section 1(p) hereof;

(e) the Borrower shall have paid, in accordance with Section 10.5 of the Credit Agreement and Section 10 hereof, all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including the reasonable and documented fees and disbursements of Morrison &

Foerster LLP, outside counsel to the Administrative Agent) which have been invoiced to the Borrower prior to the Effective Date.

5. Reservation. The Borrower acknowledges and agrees that neither the execution nor the delivery by the Administrative Agent or the sole Lender of this Letter Agreement shall (a) be deemed to create a course of dealing or otherwise obligate the Administrative Agent or the sole Lender to grant similar modifications of the terms of the Credit Agreement under the same or similar circumstances in the future, or (b) be deemed to create an implied waiver of any right or remedy of the Administrative Agent or the sole Lender with respect to any term or provision of any Loan Document (including any term or provision relating to the occurrence of a Material Adverse Effect).

6. Governing Law. THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. This Letter Agreement is subject to the provisions of Section 10.14 of the Credit Agreement relating to jurisdiction, venue, jury trial waiver and judicial reference, which provisions are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

7. Successors and Assigns. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns. No third party beneficiaries are intended in connection with this Letter Agreement.

8. Entire Agreement; Amendments. This Letter Agreement, together with the Credit Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Letter Agreement supersedes all prior drafts and communications with respect hereto and may not be amended except in accordance with the provisions of Section 10.1 of the Credit Agreement.

9. Severability. If any term or provision of this Letter Agreement shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Letter Agreement, respectively.

10. Reimbursement of Costs and Expenses. The Borrower covenants, in accordance with Section 10.5 of the Credit Agreement, to pay or reimburse the Administrative Agent, upon demand, for all reasonable and documented costs and expenses incurred by the Administrative Agent in connection with the development, preparation, negotiation, execution and delivery of this Letter Agreement.

11. Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

12. Loan Document. This Letter Agreement shall constitute a Loan Document.

(Remainder of page intentionally left blank; signature page follows)

Please indicate your acknowledgement of and agreement with the terms and provisions set forth in this Letter Agreement by countersigning and returning two originally-executed counterpart signature pages hereto to the attention of Lance Peterson at Morrison & Foerster LLP, 425 Market Street, 32nd Floor, San Francisco, CA 94105.

Very truly yours,

SILICON VALLEY BANK, as

Administrative Agent and sole Lender

By:	/s/ Matthew Wright
Name:	Matthew Wright
Title:	Managing Director

ACKNOWLEDGED AND AGREED:

VIOLIN MEMORY, INC., as

the Borrower

By:	/s/ Cory Sindelar
Name:	Cory Sindelar
Title:	Chief Financial Officer

EXHIBIT A

TO LETTER AGREEMENT

AMENDED AND RESTATED SCHEDULE 1.1A TO CREDIT AGREEMENT

SCHEDULE 1.1A

COMMITMENTS

AND AGGREGATE EXPOSURE PERCENTAGES

FORMULA-BASED REVOLVING COMMITMENTS1

Lender	Formula-Based Revolving Commitment	Revolving Formula-Based Percentage

Silicon Valley Bank	$10,000,000	100.000000000%
Total	$10,000,000	100.000000000%

NON-FORMULA-BASED REVOLVING COMMITMENTS[2]

Lender	Non-Formula-Based Revolving Commitment	Revolving Non-Formula-Based Percentage

Silicon Valley Bank	$5,000,000	100.000000000%
Total	$5,000,000	100.000000000%

[1]	The principal amount all Formula-Based Revolving Loans outstanding at any time, when added to the aggregate principal amount of any Non-Formula-Based Revolving Loans outstanding at such time, shall not exceed $10,000,000.
[2]	The principal amount all Non-Formula-Based Revolving Loans outstanding at any time, when added to the aggregate principal amount of any Formula-Based Revolving Loans outstanding at such time, shall not exceed $10,000,000. Note that the amount of the Non-Formula-Based Revolving Commitments will be decreased to $0 on November 5, 2016 (as specified in the definition of “Non-Formula-Based Revolving Commitment” contained in Section 1.1 of the Credit Agreement.

Exhibit A

EXHIBIT B

TO LETTER AGREEMENT

AMENDED AND RESTATED ATTACHMENT 3 TO FORM OF COMPLIANCE CERTIFICATE

SET FORTH AT EXHIBIT B TO THE CREDIT AGREEMENT

Attachment 3

to Compliance Certificate

Preliminary Note to Compliance Certificate Calculations

The information described in Parts I and II of this Attachment 3 is as of [                    ], [        ] (the “Statement Date”), and pertains to the Subject Period defined below, as applicable. The information described in Part III of this Attachment 3 is as of the date of the Compliance Certificate to which this Attachment 3 is attached.

I.	Section7.1(a) — Minimum Consolidated Quick Ratio

	A.	Consolidated Quick Assets for the Statement Date

		1.	All unrestricted cash and Cash Equivalents (other than to the extent constituting proceeds of any Non-Formula-Based Revolving Loan) that are maintained in Deposit Accounts or Securities Accounts, in any such case, with SVB or one of its Affiliates as of such date:	$

		2.	All net accounts receivable that would appear on a consolidated balance sheet of the Borrower prepared as of the Statement Date in accordance with GAAP:	$

		3.	Consolidated Quick Assets for the Statement Date (Lines I.A.1+I.A.2):	$

	B.	Consolidated Current Liabilities as of the Statement Date:		$

	C.	Aggregate amount of Deferred Revenue of the Borrower and its consolidated Subsidiaries as of the Statement Date (to the extent included in Consolidated Current Liabilities as of the Statement Date):		$

	D.	Aggregate principal amount of all Formula-Based Revolving Loans outstanding as of the Statement Date:		$

	E.	Sum of Lines I.B minus I.C plus I.D:		$

	C.	Consolidated Quick Ratio for the Statement Date (Ratio of Line I.A.3 to I.E):		to 1.00

		Minimum required:		1.25 to 1.00

Covenant compliance? Yes ☐ No ☐

		Does the amount on Line I.A.3 equal or exceed $20,000,000?		Yes ☐ No ☐

Exhibit B

II.	Section 7.1(b) — Minimum Performance to Plan*

	A.	Aggregate amount of revenues forecasted in the Revenue Plan** as being generated by the Borrower and its consolidated Subsidiaries during the fiscal quarter of the Borrower ended on the Statement Date:	$

	B.	Aggregate amount of revenues actually generated by the Borrower and its consolidated Subsidiaries during the fiscal quarter of the Borrower ended on the Statement Date:	$

	C.	Amount equal to [80][ ]%*** of the amount specified in Line II.A:	$

	D.	Is amount specified in Line II.B equal to or greater than the amount specified in Line II.C:	Yes ☐ No ☐

Covenant compliance: Yes ☐ No ☐

**	Pursuant to Section 7.1(b) of the Credit Agreement, the Minimum Performance to Plan financial covenant shall not be tested in respect of the fiscal quarters of the Borrower ending on or about January 31, 2016, and April 30, 2016.
**	Pursuant to the terms of the Credit Agreement, “Revenue Plan” means: (a) in respect of any fiscal quarter of the Borrower ending at any time on or prior to January 31, 2018, the projections (however designated) approved by the board of directors of the Borrower and delivered by the Borrower to the Administrative Agent on or about March 11, 2016 and (b) in respect of any fiscal quarter of the Borrower ending after January 31, 2018, the Projections for such fiscal quarter delivered by the Borrower to the Administrative Agent pursuant to Section 6.2(c).
***	Pursuant to Section 7.1(b) of the Credit Agreement, the covenant level percentage to be used for purposes of testing compliance with Section 7.1(b) as of any Statement Date, and with respect to any fiscal quarter of the Borrower ending on such Statement Date, shall be a percentage equal to: (i) with respect to any such fiscal quarter of the Borrower ending on or prior to January 31, 2018, 80% of the amount of consolidated revenues forecasted by the Borrower in the Revenue Plan delivered by the Borrower to the Administrative Agent in respect of such fiscal quarter pursuant to Section 6.2(c), and (ii) with respect to any such fiscal quarter of the Borrower ending at any time after January 31, 2018, the percentage (of the amount of consolidated revenues forecasted by the Borrower in the Revenue Plan delivered by the Borrower to the Administrative Agent in respect of such fiscal quarter pursuant to Section 6.2(c)) determined by the Required Lenders in their sole discretion based on their review of the Revenue Plan delivered by the Borrower pursuant to Section 6.2(c) in respect of such fiscal quarter.

Exhibit B

III.	Minimum Liquidity

	A.	Aggregate amount of all unrestricted cash and Cash Equivalents (i) that would appear on a consolidated balance sheet of the Borrower prepared as of the Statement Date in accordance with GAAP and (ii) that are held as of the Statement Date in any Deposit Accounts or Securities Accounts that are maintained with the Administrative Agent or any of its Affiliates or that are maintained as of the Statement Date in other Deposit Accounts or Securities Accounts with respect to which the Administrative Agent shall have received (A) a monthly statement attached to each Compliance Certificate, and (B) upon the Administrative Agent’s request pursuant to Section 6.16 of the Credit Agreement, current balance information:	$

	B.	Aggregate amount of short-term securities purchased in accordance with the Board-Approved Cash Investment Policy that are held as of the Statement Date in any Securities Account that are maintained with the Administrative Agent or any of its Affiliates or that are maintained as of the Statement Date in Securities Accounts with respect to which the Administrative Agent shall have received (A) a monthly statement attached to each Compliance Certificate and (B) upon the Administrative Agent’s request pursuant to Section 6.16 of the Credit Agreement, current balance information for each such Securities Account:	$

	C.	Aggregate principal balance of all Revolving Loans outstanding as of the Statement Date:	$

	D.	Liquidity as of the Statement Date: (Line III.A plus Line III.B minus Line III.C):	$

		Minimum amount required to avoid a Liquidity Event:	$25,000,000

Liquidity Event? Yes ☐ No ☐

Exhibit B